UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported):	January 3, 2022

IES Holdings, Inc.

Delaware	001-13783	76-0542208
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

5433 Westheimer Road, Suite 500, Houston, Texas 77056
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (713) 860-1500

 Check the appropriate box below if the From 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	IESC	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Director
On December 30, 2021, the Board of Directors (the “Board”) of IES Holdings, Inc. (the “Company”) elected Jennifer Adams Baldock as a director of the Company, to hold office until the next annual meeting of stockholders of the Company, or, if earlier, such time as her successor is elected and qualified or her resignation or removal, in accordance with the Amended and Restated Bylaws of the Company. Ms. Baldock, 62, has been a member of the Board of Managers of CCF Holdings, LLC and its predecessors since April 2013, where she is the chair of the Nominating and Governance Committee and a member of the Compliance Committee and the Compensation Committee. In addition, Ms. Baldock currently serves as the Chair of the Board of Directors of Greenwich Emergency Medical Service.

Ms. Baldock will receive compensation for Board service consistent with compensation received by the Company's other non-employee directors (which is described in the Company's Proxy Statement filed on January 11, 2021).

The Company is not aware of any arrangements or understandings between Ms. Baldock and any other persons pursuant to which Ms. Baldock was selected as a director, and there are no transactions in which Ms. Baldock has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Resignation of Director
On December 30, 2021, Joseph L. Dowling III informed the Company that he was resigning as a member of the Board of Directors of the Company, effective as of December 31, 2021. Mr. Dowling’s decision to resign was related to his other commitments and not due to any disagreement with the Company on any matter relating to its operations, policies or practices. Mr. Dowling also resigned from the Board’s Nominating and Governance Committee and the Board’s Human Resources and Compensation Committee. The Company and the Board are very grateful to Mr. Dowling for his service on the Board, which began in 2012.

Item 7.01    Regulation FD Disclosure.

On January 3, 2022, the Company issued a press release announcing Ms. Baldock’s appointment and Mr. Dowling's resignation. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

The information set forth herein is furnished pursuant to Item 7.01–Regulation FD Disclosure and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of such section nor shall the information be deemed incorporated by reference in any filing of the Company.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description
99.1 —	Press release dated January 3, 2022.
104 —	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IES HOLDINGS, INC.

Date:	January 3, 2022	By: /s/ Mary K. Newman
Name: Mary K. Newman
Title: General Counsel and Corporate Secretary